EXHIBIT 4.2

                (FORM OF FACE OF SENIOR NOTE DUE AUGUST 1, 2015)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SENIOR NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                           PROTECTIVE LIFE CORPORATION
                      8.10% Senior Note Due August 1, 2015

No. 1                                                                $40,000,000
                                                             CUSIP:  743674 AK 9

Protective Life Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture (as defined on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $40,000,000 (Forty Million Dollars) on August 1, 2015, and to pay interest thereon from March 23, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be payable on the Company's 8.10% Senior Note due August 1, 2015 ("Series B Note") semi-annually on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing on August 1, 2000 at the rate of 8.10% per annum, until the principal hereof is paid or made available for payment; PROVIDED that any such installment of interest which is overdue shall bear interest at the rate of 8.10% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full calendar month, will be calculated on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Series B Note is not a Business Day,


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then  payment  of the  interest  payable  on such  date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect to any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Series B Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be January 15 or July 15, as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Series B Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name this Series B Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture and Supplemental Indenture No. 6, referred to on the reverse hereof.

         Payment of the principal of and interest on this Series B Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee), in same day funds by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of the Series B Notes, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Series B Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series B Note shall not be entitled to any benefit under the Indenture and Supplemental Indenture No. 6 referred to on the reverse hereof or be valid or obligatory for any purpose.


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         IN  WITNESS  WHEREOF,  Protective  Life  Corporation  has  caused  this instrument to be executed under its corporate seal.

Dated:  March 23, 2000
(Corporate Seal)                                     PROTECTIVE LIFE CORPORATION

                                                     By:
                                                               Richard J. Bielen
                                              Senior Vice President, Investments


                                                     By:
                                                                 Jerry W. DeFoor
                                                      Vice President, Controller
                                                    And Chief Accounting Officer

This is one of the Securities of the series described in the within-mentioned Indenture.

Dated: March 23, 2000
                                                           THE BANK OF NEW YORK,
                                                                      as Trustee

                                                  By: THE BANK OF NEW YORK TRUST
                                                       COMPANY OF FLORIDA, N.A.,
                                                                        as Agent

                                                            By:
                                                            Authorized Signatory


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                       (FORM OF REVERSE OF SERIES B NOTE)

This Series B Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Senior Indenture, dated as of June 1, 1994 (herein, together with all indentures supplemental thereto, including Supplemental Indenture No. 6, dated as of March 20, 2000, called the "Indenture"), from the Company to The Bank of New York (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $40,000,000, and is issued pursuant to Supplemental Indenture No. 6, dated as of March 20, 2000, from the Company to the Trustee, relating to the securities of this series (herein called "Supplemental Indenture No. 6").

The Securities of this series shall not be subject to redemption at the option of the Company at any time and the Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund, except in each instance as follows:

         Optional Redemption. On or after April 1, 2003, the Company may, at its option, redeem the Series B Notes in whole or in part, from time to time at a redemption price equal 100% of the principal amount to be redeemed, together with accrued but unpaid interest, if any, on the principal amount to be redeemed to the date of the redemption.

In the event that less than all of the Series B Notes are to be redeemed at any time, selection of the Series B Notes or portions thereof for redemption will be made by the Trustee by lot or any other method the Trustee shall deem fair and reasonable; provided, however, that Series B Notes and portions of the Series B Notes that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Notice of redemption to the Holders of the Series B Notes to be redeemed shall be given by mailing notice of such redemption by first-class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Series B Notes at their registered addresses. Unless the Company defaults in making such redemption payment, interest on the Series A Notes called for redemption ceases to accrue on and after the redemption date.

         Redemption at the Option of the Holder. Unless the Series B Notes have become due and payable prior to their Stated Maturity by reason of an Event of Default or by reason of redemption at the option of the Company, commencing the date of original issuance the Representative (as defined below) of a deceased Beneficial Owner of an interest in the Series B Notes has the right to request redemption of all or part of his or her interest in the Series B Notes, in integral multiples of $1,000, for payment prior to Stated Maturity, and the Company will redeem same subject to the limitations that the Company will not be obligated to redeem during any 12 twelve-month period beginning the date of original issuance or any April 1 thereafter and ending on any March 31 thereafter, (i) on behalf of any given deceased Beneficial Owner any interest in the Series B Notes, 8.00% Senior Notes due 2010 and 8.25% Senior Notes due 2030 which exceeds an aggregate principal amount of $25,000 or (ii) interests in the Series B Notes, 8.00% Senior Notes due 2010 and


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8.25% Senior  Notes due 2030 in an  aggregate  principal  amount  exceeding  two percent of the aggregate principal amount of Series B Notes, 8.00% Senior Notes due 2010 and 8.25% Senior Notes due 2030 originally issued (i.e. $2,500,000). In the case of interests in the Series B Notes owned by a deceased Beneficial Owner, a request for redemption may be presented to the Trustee at any time and in any principal amount. If the Company, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in the Series B Notes in any such period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any Beneficial Owner, shall not be included in the computation of the two percent limitation for such period or any succeeding period.

Subject to the $25,000 and the two percent limitations, the Company will upon the death of any Beneficial Owner redeem the interest of the Beneficial Owner in the Series B Notes within 60 days following receipt by the Trustee of a validly completed Redemption Request (as defined below), including all supporting documentation, from such Beneficial Owner's personal representative, or surviving joint tenant(s), tenant(s) by the entirety or tenant(s) in common, or other persons entitled to effect such a Redemption Request (each, a "Representative"). If a Redemption Request on behalf of a deceased Beneficial Owner exceeds the $25,000 per prepayment period limitation, or if Redemption Requests in the aggregate exceed the two percent per prepayment period limitation, then such excess unredeemed Redemption Request(s) (subject in the case of the $25,000 limitation to the provisions of the last sentence of the preceding paragraph) will be applied to successive periods in the order of receipt for prepayment, regardless of the number of periods required to redeem such interest unless sooner withdrawn as described below. An acquisition of Series B Notes by the Company or its subsidiaries other than by redemption at the option of any Representative of a deceased Beneficial Owner shall not be included in the computation of either the $25,000 or two percent limitations for any period.

A request for redemption of an interest in the Series B Notes may be made by delivering a request to the Participant through whom the Beneficial Owner owns such interest, in form satisfactory to the Participant, together with evidence of death of the Beneficial Owner and authority of the Representative satisfactory to the Participant and the Trustee. A Representative of a deceased Beneficial Owner may make the request for redemption and shall submit such other evidence of the right to such redemption as the Participant or Trustee shall require. The request shall specify the principal amount of the Series B Notes to be redeemed. A request for redemption in form satisfactory to the Participant and accompanied by the documents relevant to the request as described above, together with a certification by the Participant that it holds the interest on behalf of the deceased Beneficial Owner with respect to whom the request for redemption is being made (the "Redemption Request"), shall be provided to the Depository by a Participant and the Depository will forward the request to the Trustee. Redemption Requests, including all supporting documentation, shall be in form satisfactory to the Trustee and no request for redemption shall be considered validly made until the Redemption Request and all supporting documentation, in form satisfactory to the Trustee, shall have been received by the Trustee.

The price to be paid by the Company for an interest in the Series B Notes to be redeemed pursuant to a Redemption Request from a deceased Beneficial Owner's Representative is one hundred percent (100%) of the principal amount thereof plus accrued but unpaid interest on the principal amount


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redeemed to the date of payment to the  Depository  of the  redemption  price of such interest in the Series B Notes. Subject to arrangements with the Depository, payment of the redemption price for an interest in the Series B Notes which is to be redeemed shall be made to the Depository within 60 days following receipt by the Trustee of the Redemption Request, including all supporting documentation, and the Series B Notes to be redeemed in the aggregate principal amount specified in the Redemption Request submitted to the Trustee by the Depository which is to be fulfilled in connection with such payment.

Interests in the Series B Notes held by tenants by the entirety, joint tenants or tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant in common, tenant by the entirety or joint tenant will be deemed the death of a Beneficial Owner. The death of a person who, during such person's lifetime, was entitled to substantially all of the rights of a Beneficial Owner will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Trustee. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform
Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R.10] plans maintained solely by or for the decedent or by or for the decedent and any spouse), and trust and certain other arrangements where one person has substantially all of the rights of a Beneficial Owner during such person's lifetime.

Any Redemption Request may be withdrawn upon delivery of a written request for such withdrawal given to the Trustee by the Depository prior to payment to the Depository of the redemption price of the interest in the Series B Notes.

The Indenture contains provisions for defeasance at any time of the indebtedness on this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or


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in lieu  hereof,  whether or not notation of such consent or waiver is made upon this Security. No reference herein to the Indenture or to Supplemental Indenture No. 6 and no provision of this Security or of the Indenture or of Supplemental Indenture No. 6 shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations as set forth therein and in Supplemental Indenture No. 6, the transfer of this Security is registrable on the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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                             SCHEDULE OF REDEMPTIONS

The  following  redemptions  of  interests in this Global Note have been made:

            Amount of Decrease    Principal Amount of the           Signature of
Date of     in Principal Amount   Global Note                Authorized Officer
Redemption  of this Global Note   Following Such Decrease            of Trustee